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                                                                     EXHIBIT 8.1

                     [Letterhead of Andrews & Kurth L.L.P.]

                                February 5, 1999

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
One Liberty Plaza
Liberty, Missouri 64068

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Ferrellgas Partners, L.P. (the "Partnership") and Ferrellgas Partners Finance Corp. ("Finance Corp."), relating to the registration of the offering and sale (the "Offering") of up to $300,000,000 of common units (the "Common Units"), deferred participation units ("DPUs") and warrants (the "Warrants") of the Partnership and debt securities (the "Debt Securities") of the Partnership and Finance Corp. In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Tax Considerations" (the "Discussion") in the Registration Statement with respect to the Common Units. Capitalized terms used and not otherwise defined herein are used as defined in the Registration Statement.

          The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

          A discussion with regard to the material United States federal income tax consequences, if any, for purchasers of the DPUs, Warrants and Debt Securities pursuant to the Offering will be included in a prospectus supplement relating to the issuance of such securities. An opinion with respect to any such discussion will be filed as an exhibit to a Current Report on Form 8-K of the Partnership.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. In giving this consent we do not admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,


                              Andrews & Kurth L.L.P.